FRANKLIN TAX-FREE TRUST
                                  on behalf of
                    FRANKLIN CONNECTICUT TAX-FREE INCOME FUND

                              MANAGEMENT AGREEMENT

      THIS MANAGEMENT AGREEMENT made between FRANKLIN TAX-FREE TRUST, a Massachusetts business trust, hereinafter called the "Trust" on behalf of the FRANKLIN CONNECTICUT TAX-FREE INCOME FUND, hereinafter called the "Fund", a series of Franklin Tax-Free Trust, and FRANKLIN ADVISERS, INC., a California Corporation, hereinafter called the "Manager."

      WHEREAS, the Trust has been organized and operates as an investment company registered under the Investment Company Act of 1940 for the purpose of investing and reinvesting its assets in securities, as set forth in its Agreement and Declaration of Trust, its By-Laws and its Registration Statements under the Investment Company Act of 1940 and the Securities Act of 1933, all as heretofore amended and supplemented; and the Trust desires to avail itself of the services, information, advice, assistance and facilities of an investment manager and to have an investment manager perform various management, statistical,research, investment advisory and other services for the Fund; and,

      WHEREAS, the Manager is registered as an investment adviser under the Investment Advisor's Act of 1940, is engaged in the business of rendering management, investment advisory, counseling and supervisory services to investment companies and other investment counseling clients, and desires to provide these services to the Fund.

      NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1.EMPLOYMENT OF THE MANAGER. The Trust hereby employs the Manager to manage the investment and reinvestment of the Fund's assets and to administer its affairs, subject to the direction of the Board of Trustees and the officers of the Trust, for the period and on the terms hereinafter set forth. The Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Fund or the Trust.

2. OBLIGATIONS OF AND SERVICES TO BE PROVIDED BY THE MANAGER. The Manager undertakes to provide the services hereinafter set forth and to assume the following obligations:

      A. OFFICE SPACE, FURNISHINGS, FACILITIES, EQUIPMENT, AND PERSONNEL. The Manager shall furnish to the Trust and the Fund adequate (i) office space, which may be space within the offices of the Manager or in such other place as may be agreed upon from time to time, (ii) office furnishings, facilities and equipment as may be reasonably required for managing the affairs and conducting the business of the Trust and the Fund, including complying with the securities reporting requirements of the United States and the various states in which the Trust does business, conducting correspondence and other communications with the shareholders of the Fund, maintaining all internal bookkeeping, accounting and auditing services and records in connection with the Fund's investment and business activities, and computing net asset value. The Manager shall employ or provide and compensate the executive, secretarial and clerical personnel necessary to provide such services. The Manager shall also compensate all officers and employees of the Trust who are officers or employees of the Manager.

      B.   INVESTMENT MANAGEMENT SERVICES.

                (a) The Manager shall manage the assets of the Fund subject to and in accordance with the investment objectives and policies of the Fund and any directions which the Trust's Board of Trustees may issue from time to time. In pursuance of the foregoing, the Manager shall make all determinations with respect to the investment of the assets of the Fund and the purchase and sale of its portfolio securities, and shall take such steps as may be necessary to implement the same. Such determinations and services shall also include determining the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised. The Manager shall render regular reports to the Trust, at regular meetings of the Board of Trustees and at such other times as may be reasonably requested by the Trust's Board of Trustees, of (i) the decisions which it has made with respect to the investment of the assets of the Fund and the purchase and sale of its portfolio securities, (ii) the reasons for such decisions and
(iii) the extent to which those decisions have been implemented.

                (b) The Manager, subject to and in accordance with any directions which the Trust's Board of Trustees may issue from time to time, shall place, in the name of the Fund, orders for the execution of the Fund's portfolio transactions. When placing such orders, the Manager shall seek to obtain the best net price and execution for the Fund, but this requirement shall not be deemed to obligate the Manager to place any order solely on the basis of obtaining the lowest commission rate if the other standards set forth in this section have been satisfied. The parties recognize that there are likely to be many cases in which different brokers are equally able to provide such best price and execution and that, in selecting among such brokers with respect to particular trades, it is desirable to choose those brokers who furnish research, statistical quotations and other information to the Fund and the Manager in accord with the standards set forth below. Moreover, to the extent that it continues to be lawful to do so and so long as the Board determines that the Fund will benefit, directly or indirectly, by doing so, the Manager may place orders with a broker who charges a commission for that transaction which is in excess of the amount of commission that another broker would have charged for effecting that transaction, provided that the excess commission is reasonable in relation to the value of "brokerage and research services" (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934) provided by that broker.

Accordingly, the Trust and the Manager agree that the Manager shall select brokers for the execution of the Fund's portfolio transactions from among:

                     (i)  Those    brokers   and   dealers   who   provide
quotations and other services to the Fund, specifically including the quotations necessary to determine the Fund's net assets, in such amount of total brokerage as may reasonably be required in light of such services;

                     (ii) Those brokers and dealers who supply research, statistical and other data to the Manager or its affiliates which the Manager or its affiliates may lawfully and appropriately use in their investment advisory capacities, which relate directly to portfolio securities, actual or potential, of the Fund or which place the Manager in a better position to make decisions in connection with the management of the Fund's assets and portfolios, whether or not such data may also be useful to the Manager and its affiliates in managing other portfolios or advising other clients, in such amount of total brokerage as may reasonably be required.

Provided that the Trust's officers are satisfied that the best execution is obtained, the sale of shares of the Fund may also be considered as a factor in the selection of broker-dealers to execute the Fund's portfolio transactions.

                (c) When the Manager has determined that the Fund should tender securities pursuant to a "tender offer solicitation," Franklin/Templeton Distributors, Inc. ("Distributors") shall be designated as the "tendering dealer" so long as it is legally permitted to act in such capacity under the Federal securities laws and rules thereunder and the rules of any securities exchange or association of which it may be a member. Neither the Manager nor Distributors shall be obligated to make any additional commitments of capital, expense or personnel beyond that already committed (other than normal periodic fees or payments necessary to maintain its corporate existence and membership in the National Association of Securities Dealers, Inc.) as of the date of this Agreement and this Agreement shall not obligate the Manager or Distributors (i) to act pursuant to the foregoing requirement under any circumstances in which they might reasonably believe that liability might be imposed upon them as a result of so acting, or (ii) to institute legal or other proceedings to collect fees which may be considered to be due from others to it as a result of such a tender, unless the Trust shall enter into an agreement with the Manager to reimburse them for all expenses connected with attempting to collect such fees including legal fees and expenses and that portion of the compensation due to their employees which is attributable to the time involved in attempting to collect such fees .

                (d) The Manager shall render regular reports to the Trust , not more frequently than quarterly, of how much total brokerage business has been placed, by the Manager with brokers falling into each of the foregoing categories and the manner in which the allocation has been accomplished.

                (e) The Manager agrees that no investment decision will be made or influenced by a desire to provide brokerage for allocation in accordance with the foregoing, and that the right to make such allocation of brokerage shall not interfere with the Manager's paramount duty to obtain the best net price and execution for the Fund.

      C. PROVISION OF INFORMATION NECESSARY FOR PREPARATION OF SECURITIES REGISTRATION STATEMENTS, AMENDMENTS AND OTHER MATERIALS. The Manager, its officers and employees will make available and provide accounting and statistical information required by the Underwriter of the Fund in the preparation of registration statements, reports and other documents required by Federal and state securities laws and with such information as the Underwriter may reasonably request for use in the preparation of such documents or of other materials necessary or helpful for the underwriting and distribution of the Fund's shares.

      D. OTHER OBLIGATIONS AND SERVICES. The Manager shall make available its officers and employees to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administrative management of the Fund and its investment activities.

3. EXPENSES OF THE FUND. It is understood that the Fund will pay all of its own expenses other than those expressly assumed by the Manager herein, which expenses payable by the Fund shall include:

      A.   Fees to the Manager as provided herein;

      B.   Expenses of all audits by independent public accountants;

      C. Expenses of transfer agent, registrar, custodian, dividend disbursing agent and shareholder record-keeping services;

      D. Expenses of obtaining quotations for calculating the value of the Fund's net assets;

      E. Salaries and other compensation of any of its executive officers who are not officers, trustees, stockholders or employees of the Manager;

      F.   Taxes levied against the Trust or the Fund;

      G. Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Fund;

      H.   Costs, including the interest expense, of borrowing money;

      I. Costs incident to meetings of the Board of Trustees, reports to the Trust to its shareholders, the filing of reports with regulatory bodies and the maintenance of the Trust's legal existence;

      J.   Legal   fees,   including   the  legal  fees   related  to  the
registration and continued qualification of the Fund's shares for sale;

      K. Costs of printing share certificates representing shares of the Fund;

      L. Trustees' fees and expenses to trustees who are not directors, officers, employees or stockholders of the Manager or any of its affiliates;

      M.   Trade association dues; and

      N. Its pro rata portion of the fidelity bond insurance premium.

4. COMPENSATION OF THE MANAGER. The Fund shall pay a monthly management fee in cash to the Manager based upon a percentage of the value of the Fund's net assets, calculated as set forth below, on the first business day of each month in each year as compensation for the services rendered and obligations assumed by the Manager during the preceding month. The initial management fee under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement, and shall be reduced by the amount of any advance payments made by the Trust relating to the previous month.

      A . For purposes of calculating such fee, the value of the net assets of the Fund shall be the net assets computed as of the close of business on the last business day of the month preceding the month in which the payment is being made, determined in the same manner as such Fund uses to compute the value of its net assets in connection with the determination of the net asset value of such Fund's shares, all as set forth more fully in such Fund's current prospectus. The rate of the monthly management fee payable by the Fund shall be as follows:

                5/96 of 1% of the value of its net assets up to and including $100,000,000; and

                1/24 of 1% of the value of its net assets over $100,000,000 up to and including $250,000,000; and

                9/240 of 1% of the value of its net assets in excess of $250,000,000.

      B. The Management fee payable by the Fund shall be reduced or eliminated to the extent that Distributors has actually received cash payments of tender offer solicitation fees less certain costs and expenses incurred in connection therewith; and to the extent necessary to comply with the limitations on expenses which may be borne by the Fund as set forth in the laws, regulations and administrative interpretations of those states in which the Fund's shares are registered. The Manager may waive all or a portion of its fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of its services. The Manager shall be contractually bound hereunder by the terms of any publicly announced waiver of its fee, or any limitation of the Fund's expenses, as if such waiver or limitation were fully set forth herein.

      C. If this Agreement is terminated prior to the end of any month for the Fund, the monthly management fee for such Fund shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the fiscal quarter during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

5. ACTIVITIES OF THE MANAGER. The services of the Manager to the Fund hereunder are not to be deemed exclusive, and the Manager and any of its affiliates shall be free to render similar services to others. Subject to and in accordance with the Agreement and Declaration of Trust and By-Laws of the Trust and to Section 10(a) of the Investment Company Act of 1940, it is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Manager or its affiliates as trustees, directors, officers, agents or stockholders, and that directors, officers, agents or stockholders of the Manager or its affiliates are or may be interested in the Trust as Trustees, officers, agents, shareholders or otherwise, that the Manager or its affiliates may be interested in the Fund as shareholders or otherwise; and that the effect of any such interests shall be governed by said Agreement and Declaration of Trust, the By-Laws and the Investment Company Act of 1940.

6. LIABILITIES OF THE MANAGER.

     A. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Trust or of the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

       B. Notwithstanding the foregoing, the Manager agrees to reimburse the Fund for any and all costs, expenses, and counsel and trustees' fees reasonably incurred by the Fund in the preparation, printing and distribution of proxy statements, amendments to its Registration Statement, holdings of meetings of its shareholders or Trustees, the conduct of factual investigations, any legal or administrative proceedings (including any applications for exemptions or determinations by the Securities and Exchange Commission) which the Fund incur as the result of action or inaction of the Manager or any of its affiliates or any of their officers, directors, employees or shareholders where the action or inaction necessitating such expenditures (i) is directly or indirectly related to any transactions or proposed transaction in the shares or control of the Manager or its affiliates (or litigation related to any pending or proposed or future transaction in such shares or control) which shall have been undertaken without the prior, express approval of the Trust's Board of Trustees; or, (ii) is within the control of the Manager or any of its affiliates or any of their officers, trustees, employees or shareholders. The Manager shall not be obligated pursuant to the provisions of this Subsection 6(B), to reimburse the Fund for any expenditures related to the institution of an administrative proceeding or civil litigation by the Trust or the Fund's shareholders seeking to recover all or a portion of the proceeds derived by any shareholder of the Manager or any of its affiliates from the sale of his shares of the Manager, or similar matters. So long as this Agreement is in effect the Manager shall pay to the Fund the amount due for expenses subject to this Subsection 6(B) Agreement within 30 days after a bill or statement has been received by the Manager therefor. This provision shall not be deemed to be a waiver of any claim the Fund may have or may assert against the Manager or others for costs, expenses or damages heretofore incurred by the Fund or for costs, expenses or damages the Fund may hereafter incur which are not reimbursable to it hereunder.

     C. No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or director or officer of the Manager, from liability in violation of Sections 17(h) and (i) of the Investment Company Act of 1940.





7.   RENEWAL AND TERMINATION.

     A. This Agreement shall become effective on the date written below and shall continue in effect for two (2) years. The Agreement is renewable annually thereafter for the Fund for successive periods not to exceed one (1) year (i) by a vote of a majority of the outstanding voting securities of the Fund or by a vote of the Board of Trustees of the Trust, and (ii) by a vote of a majority of the Trustees of the Trust who are not parties to the Agreement or interested persons of any parties to the Agreement (other than as Trustees of the Trust) cast in person at a meeting called for the purpose of voting on the Agreement.

    B.     This Agreement.

           (i) may at anytime be terminated with respect to the Fund without the payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund seeking to terminate the Agreement, on 30 days' written notice to the Manager;

           (ii) shall immediately terminate with respect to the Fund in the event of its assignment; and

           (iii)may at any time be terminated by the Manager with respect to the Fund on 30 days' written notice to the Fund.

     C. As used in this Section the terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth for any such terms in the Investment Company Act of 1940, as amended.

     D. Any notice under this Agreement shall be given in writing addressed and delivered, or mailed post-paid, to the other party at any office of such party.

8. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

10. LIMITATION OF LIABILITY. The Manager acknowledges that it has received notice of and accepts the limitations of the Trust's liability as set forth in
Article VIII of its Agreement and Declaration of Trust. The Manager agrees that the Trust's obligations hereunder shall be limited to the assets of the Fund, and that the Manager shall not seek satisfaction of any such obligation from any shareholder of the Fund nor from any trustee, officer, employee or agent of the Trust.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and effective on the 1st day of October, 1998.



FRANKLIN TAX-FREE TRUST on behalf of
FRANKLIN CONNECTICUT TAX-FREE INCOME FUND


By /S/ DEBORAH R. GATZEK
      Deborah R. Gatzek
      Vice President & Secretary



FRANKLIN ADVISERS, INC.


By  /S/ HARMON E. BURNS
      Harmon E. Burns
      Executive Vice President




TERMINATION OF AGREEMENT

Franklin Tax-Free Trust and Franklin Investment Advisory Services, Inc., hereby agree that the Management Agreement between them dated October 1, 1996 is terminated with respect to the Franklin Connecticut Tax-Free Income Fund, effective as of the date of the Management Agreement above.


FRANKLIN TAX-FREE TRUST


By /S/ HARMON E. BURNS
      Harmon E. Burns
      Vice President



FRANKLIN INVESTMENT ADVISORY SERVICES, INC.


By /S/ DEBORAH R. GATZEK
      Deborah R. Gatzek
      Vice President &
      Assistant Secretary